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                              EXHIBIT (3)(a)(2)
                              -----------------

                                TERMINATION OF
                       PRINCIPAL UNDERWRITING AGREEMENT
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                                TERMINATION OF
                       PRINCIPAL UNDERWRITING AGREEMENT
                                BY AND BETWEEN
                          AEGON USA SECURITIES, INC.
                     AND AUSA LIFE INSURANCE COMPANY, INC.
                    ON ITS OWN BEHALF AND ON THE BEHALF OF
                    AUSA ENDEAVOR VARIABLE ANNUITY ACCOUNT.


WHEREAS, All underwriting and primary distribution activities for variable annuity or variable life insurance products for the insurance company and the separate accounts have been assigned effective as of the close of business April 30, 1998, to AFSG Securities Corporation.

THEREFORE, The undersigned parties to the Principal Underwriting Agreement dated September 7, 1994 hereby mutually agree to terminate such Agreement as of the close of business April 30, 1998.


WITNESSETH:


/s/  William L. Busler                       April 29, 1998
--------------------------------             ---------------------
AUSA Life Insurance Company, Inc.            Date Signed



/s/  Lorri E. Mehaffey                       April 29, 1998
--------------------------------             ---------------------
AEGON USA Securities, Inc.                   Date Signed